EXHIBIT 19.1

FIRST NORTHWEST BANCORP / FIRST FED

INSIDER TRADING POLICY AND PROCEDURES

Policy Owner: Allison Mahaney

Approved By: FF and FNWB Boards of Directors

Approval Date: January 28, 2025

Review Date: 1/27/2026

Review/Approval Cycle: annual

Table of Contents

Purpose	1-2

Applicability and Scope	2-3

Policy	3

Disclosure of Material Non-Public Information	3-5

Specific Transactions	5-6

Procedures	6-7

Appendices	7

Appendix A	8

Appendix B	B-1 – B-3

Appendix C	C-1

Appendix D	D-1

Appendix E	E-1

Appendix F	F-1 – F-2

Purpose

This Insider Trading Policy (the “Policy”) provides guidelines with respect to transactions in securities of First Northwest Bancorp (together with its wholly-owned subsidiary First Fed Bank, “First Northwest” or the “Company”) and the treatment of confidential information about First Northwest and the companies with which First Northwest does business. First Northwest’s Board of Directors has adopted this Policy to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material, non-public information about First Northwest from: (i) trading in First Northwest Securities (as defined below); or (ii) providing material, non-public information to other persons, including relatives, friends and business acquaintances, who may trade on the basis of that information (i.e., “tipping”).

This Policy is intended to avoid even the appearance of improper conduct on the part of anyone employed by or associated with First Northwest. An investigation that does not ultimately result in prosecution or discipline can still tarnish one’s reputation and irreparably damage a career. It is your obligation to understand and comply with this Policy. If you have any questions regarding this Policy, please contact the Company’s General Counsel, or, if unavailable the Chief Executive Officer or Chief Financial Officer (collectively, the Company’s “Compliance Officer”).

Applicability and Scope

a.    Who does this Policy apply to? This Policy applies to all directors, officers and other employees of First Northwest, regardless of title, position or duties. This Policy also applies to family members, other members of a person’s household and any entities controlled by a person covered by this Policy.

Appendix B of this Policy (Supplement to Insider Trading Policy and Procedures for Directors and Executive Officers) establishes additional prohibitions that apply to directors as well as to certain employees who may have access to sensitive information. Employees required to adhere to these additional prohibitions (“Insiders”) will be designated as such by the Company and will be notified by the Company quarterly.

This Policy continues to apply to your transactions in First Northwest securities even after termination of your employment at First Northwest. If you are in possession of material, non-public information when your employment with First Northwest ends, you may not trade in First Northwest securities until that information has become public or is no longer material.

b.    What Transactions are Subject to this Policy? This Policy applies to transactions in First Northwest’s securities, including common stock, options to purchase common stock and any other type of securities that First Northwest may issue (collectively referred to in this Policy as “First Northwest Securities”).

This Policy also applies to material, non-public information relating to vendors or other companies learned in the course of performing your duties with First Northwest. As a result, transactions in the securities of such other companies are not permitted if you are aware of any material, non-public information about such company.

c.    Who is Responsible? Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about First Northwest and not to engage in transactions in First Northwest Securities while in possession of material, non-public information. Each individual is responsible for making sure that he or she complies with this Policy, and that any family member, household member or entity whose transactions are subject to this Policy, as discussed below, also comply with this Policy. In all cases, the responsibility for determining whether an individual is in possession of material, non-public information rests with that individual, and any action on the part of First Northwest, the Compliance Officer, or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. Accordingly, you should consult with your own legal counsel. You could be subject to severe legal penalties and disciplinary action by First Northwest for any conduct prohibited by this Policy or applicable securities laws, as described in more detail below.

Insider Trading Policy	2	Annual Review and Approval: January 28, 2025

The Policy

It is the policy of First Northwest that no director, officer or other employee of First Northwest (or any other person designated by this Policy or by the Compliance Officer as subject to this Policy) who is aware of material, non-public information relating to First Northwest may, directly or indirectly through family members or other persons or entities:

●    Engage in transactions in First Northwest Securities, except as otherwise specified in this Policy under “Transactions under First Northwest Plans” and “Transactions Not Involving a Purchase or Sale;”

●    Recommend the purchase or sale of any First Northwest Securities;

●    Disclose material, non-public information to persons within First Northwest whose jobs do not require them to have that information, or outside of First Northwest to other persons, including, but not limited to, family, friends, business associates, investors and expert consulting firms, unless any such disclosure is made in accordance with First Northwest’s policies regarding the protection or authorized external disclosure of information regarding First Northwest; or

●    Assist anyone engaged in the above activities.

Additionally, it is the policy of First Northwest that no director, officer or other employee of First Northwest (or any other person designated as subject to this Policy) who, in the course of working for First Northwest, learns of material, non-public information about a company with which First Northwest does business, including a customer or supplier of First Northwest, may trade in that company’s securities until the information becomes public or is no longer material.

The only exceptions to this Policy are specifically noted herein. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure), or small transactions, are not excepted from this Policy. Applicable securities laws do not recognize any mitigating circumstances, and even the appearance of an improper transaction must be avoided to preserve First Northwest’s reputation for adhering to the highest standards of conduct.

Disclosure of Material Non-Public Information

The Company is required under federal securities laws to avoid the selective disclosure of material nonpublic information. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release. You may not, therefore, disclose information to anyone outside the Company, including family members and friends, other than in accordance with those procedures.

Insider Trading Policy	3	Annual Review and Approval: January 28, 2025

d.    What is “Material”? Information is considered “material” if a reasonable investor would consider that information important in making a decision to buy, hold or sell securities. Any information that could be expected to affect First Northwest’s stock price, either positively or negatively, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, some examples of information that ordinarily would be regarded as material are:

●    Financial performance, especially quarterly and year-end earnings, results or targets, and significant changes in financial performance or liquidity;

●    Company projections and strategic plans;

●    Potential significant problems in the bank subsidiary’s loan portfolio, including nonaccrual or foreclosure situations;

●    Potential mergers or acquisitions or the sale of Company assets or subsidiaries;

●    Stock splits, public or private securities/debt offerings, stock repurchases or changes in Company dividend policies or amounts;

●    Events concerning Company securities;

●    Actual or threatened major litigation or the resolution of such litigation; or

●    A change in senior management.

The above list is not exhaustive. Many other types of information could be considered material, depending on the circumstances. If you are unsure whether certain information is “material,” you should contact the Compliance Officer for guidance.

What is “Non-public”? Information that has not been disclosed to the public is generally considered to be non-public information. In order to establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed broadly to the marketplace, such as through a press release or SEC filing, or placement on First Northwest’s website. By contrast, information would likely not be considered widely disseminated if it is available only to First Northwest employees.

Once information is widely disseminated, it is still necessary to afford the investing public sufficient time to absorb the information. To avoid the appearance of impropriety, as a general rule, information should not be considered fully absorbed by the marketplace until after the close of trading on the second full business day after the information is released. If, for example, the Company were to make an announcement on a Monday, you should not trade in the Company's securities until Thursday. If an announcement were made on a Friday, Wednesday generally would be the first eligible trading day. Depending on the particular circumstances, First Northwest may determine that a longer or shorter period should apply to the release of specific material, non-public information.

e.    Twenty-Twenty Hindsight. Remember, anyone scrutinizing your transactions will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight, particularly in the current closely scrutinized corporate environment. The perception of integrity in engaging in transactions in Company stock is also critical, as the reputation of the individual involved, and the Company is paramount. So, the best practice to follow is “when in doubt,” check with the Compliance Officer before trading in First Northwest securities.

Insider Trading Policy	4	Annual Review and Approval: January 28, 2025

Specific Transaction

a.    Transactions by Family Members and Others. This Policy applies to your family members who reside with you (including a spouse, children, children away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household and any family members who do not live in your household, but whose transactions in First Northwest Securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before they trade in First Northwest Securities (collectively referred to as “Family Members”). You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in First Northwest Securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were made by you. This Policy does not, however, apply to personal securities transactions of Family Members where the purchase or sale decision is made by a third party not controlled by, influenced by or related to you or your Family Members.

b.    Transactions by Entities that You Influence or Control. This Policy applies to any entities that you influence or control, including any corporations, partnerships or trusts (collectively referred to as “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were made by you.

c.    Transactions under First Northwest Plans. This Policy does NOT apply in the case of the following transactions, except as specifically noted:

●    First Northwest Employee Stock Option Plan (“ESOP”). This Policy does not apply to purchases of First Northwest Securities in the ESOP resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. This Policy does apply, however, to certain elections you may make under the ESOP, including: (a) an election to increase the percentage of your periodic contributions that will be allocated to the First Northwest stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the First Northwest stock fund; and (c) any transaction that would result in the liquidation of some or all of your First Northwest stock fund balance.

●    Restricted Stock Awards. The restrictions governed by this Policy do not apply to the vesting of restricted stock, or, as determined by the Compensation Committee, the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. The Policy does apply, however, to any market sale of restricted stock.

●    Stock Option Exercises. This Policy does not apply to the exercise of an employee stock option acquired pursuant to First Northwest’s plans. This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.

●    10b5-1 Plans. This Policy does not apply to pre-approved written trading plans that comply with SEC Rule 10b5-1.

Insider Trading Policy	5	Annual Review and Approval: January 28, 2025

Procedures

a.    Trading Procedures. As a safeguard to prevent trading by Insiders, the Company has adopted the following procedures:

i.    If uncertain whether or not the information he or she possesses is material nonpublic information, an Insider should not engage in any transactions involving the Company’s securities without first contacting the Compliance Officer.

ii.    If uncertain whether or not a proposed transaction would constitute trading upon material nonpublic information, including bona fide gifts, exercise of stock options, and cashless exercises of stock options, an Insider should not engage in any transactions involving the Company's securities without first contacting the Compliance Officer.

iii.    All Insiders must restrict their transaction activity in the Company’s securities to generally safe periods, i.e. beginning two full business days after the Company has released its annual or quarterly earnings or disseminated current information such as in a prospectus or press release, and otherwise outside of any trading blackout periods applicable to Insiders.

iv.    The Company’s Insider Trading Policy and Procedures will be delivered to, reviewed and acknowledged by each new insider, whether permanent or temporary.

v.    If you are uncertain, check with the Compliance Officer prior to initiating any trade to discuss whether or not you could be deemed aware of material nonpublic information or that your specific transaction is not subject to trading restrictions.

b.    Disclosure Procedures. “Tipping” describes the sharing of material nonpublic information with others, or recommending that they buy, sell, or hold securities while you are aware of material, nonpublic information. Tipping violates the Federal securities laws to the same extent as trading and can subject you to civil and criminal penalties, even though you did not trade, and regardless of whether or not you profited in any way. In order to reduce the chances of tipping of inside information, the Company has adopted the following procedures:

i.    Insiders should not discuss material nonpublic information regarding the Company and its subsidiaries or other companies with (1) any person inside the Company and its subsidiaries, except on a “need to know” basis, or (2) with any person outside the Company, unless specifically authorized to do so by appropriate management.

ii.    Insiders should not discuss confidential information within the hearing range of outsiders, including friends and relatives. It is particularly important to exercise care and refrain from discussing nonpublic information in public places, such as elevators, trains, taxis, airplanes, lavatories, restaurants, and other places where the discussions might be overheard or on Internet forums, such as Facebook.

iii.    Insiders must be particularly cautious when receiving inquiries from shareholders, securities analysts, and companies in the same business as the Company and its subsidiaries, and members of the press. All such inquiries should be referred to the Compliance Officer.

iv.    Any questions concerning these procedures should be referred to the Compliance Officer.

c.    Post-Termination Transactions. The Policy continues to apply to your transactions in Company securities even after you have terminated employment. If you are in possession of material nonpublic information when your employment terminates, you may not trade in Company securities until that information has become public or is no longer material.

Insider Trading Policy	6	Annual Review and Approval: January 28, 2025

d.    Contact and Company Assistance. Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Compliance Officer. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with the individual Insider.

e.    Certifications. All directors, executive officers and other employees subject to the procedures set forth in the accompanying memorandum must certify their understanding of and intent to comply with this Policy.

f.    Additional Restrictions for Stock Trades by Control Persons. In addition to the stock trading restrictions and procedures set for in this Policy, “Control Persons” (directors and certain executive officers of the Company) are subject to additional stock trading restrictions, including the requirement to file public reports with the SEC. These additional restrictions and procedures are set forth in Appendix B to this Policy.

g.    What are the Potential Adverse Consequences and Penalties for Violation of this Policy? A violation of this Policy may result in disciplinary action, potentially up to and including termination of employment. In addition to damaging the Company’s reputation under applicable federal law, the measure of damages for trading on material nonpublic information is triple any profit gained or loss avoided (up to $5 million), as well as potential criminal penalties (up to 20 years).

Appendices

For All Company Employees:

●	APPENDIX A – Certification for Employees

For Company Executives, Directors and Consultants Only:

●	APPENDIX B – Supplement to Insider Trading Policy and Procedures for Directors and Executive Officers
●	APPENDIX C – Insider Trading Pre-Clearance Checklist
●	APPENDIX D – Notice of Intent to Trade
●	APPENDIX E – Certification for Covered Persons
●	APPENDIX F – Form of Power of Attorney

Insider Trading Policy	7	Annual Review and Approval: January 28, 2025

APPENDIX A

FIRST NORTHWEST BANCORP

CERTIFICATIONS

(Employees)

I certify that:

1.

I have received and read the Insider Trading Policy and Procedures dated ____________ 20‐___, (the “Insider Trading Policy”) of First Northwest Bancorp (the “Company”) and I understand and agree to comply with its terms. I understand that the Company’s Compliance Officer is available to answer any questions I have regarding the Insider Trading Policy.

2.

I understand that violations of insider trading or disclosure laws or regulations may subject me and the Company to severe civil and/or criminal penalties, and that violation of the terms of the Insider Trading Policy may subject me to discipline by the Company, up to and including termination for cause.

3.	I agree to use my good faith best efforts to ensure that any entity that I control and the members of my immediate family understand and abide by the Insider Trading Policy.

Date:                 _____________________________________________

Signature:         _____________________________________________

Print name:         ______________________________________________

Position with Company:         ________________________________________

Return to:                                             , Corporate Secretary

Insider Trading Policy	8	Annual Review and Approval: January 28, 2025

APPENDIX B

SUPPLEMENT TO INSIDER TRADING POLICY

AND PROCEDURES FOR DIRECTORS AND EXECUTIVE OFFICERS

OF FIRST NORTHWEST BANCORP

Transactions under Company and Pre-arranged Plans

As noted above, the Insider Trading Policy does not apply to transactions under Company plans. However, such transactions by directors and certain executive officers are subject to pre-clearance and the following additional conditions:

Stock Option Exercises. Subject to the Company’s pre-clearance procedures set forth below, directors and executive officers may exercise Company stock options at any time; however, they will not be allowed to sell stock in order to pay the exercise price (i.e. a “cashless exercise” through a broker) during a period when they are prohibited from trading under the Policy.

Restricted Stock Award. Subject to the Company’s pre-clearance procedures set forth below, directors and executive officers may elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock.

10b5-1 Stock Trading Plan. Rule 10b5-1 provides a defense from insider trading liability under SEC Rule 10b-5. To be eligible to rely on this defense, a person must enter into a “10b5-1 plan” for trading in securities. Control Persons (as defined below), who wish to systematically buy or sell Company securities are encouraged to buy or sell their securities pursuant to a written 10b5-1 Plan with a broker which specifies the dates and amounts of securities to be sold, and can only be modified during non-blackout periods and when the individual is not in possession of material nonpublic information. There is no hardship exemption to the insider trading laws, and demonstrating a pattern of trading or an intention to trade at a particular time is not enough to overcome the legal prohibition on trading while aware of material nonpublic information, so any insider who anticipates needing to trade in Company securities in the future (e.g., to finance the purchase of a home, pay college tuition, etc.) should consider a 10b5-1 Plan.

Prohibited Transactions by Directors and Certain Executive Officers

The Company considers it improper and inappropriate for directors and certain executive officers to engage in speculative transactions in the Company’s securities or other transactions which might give the appearance of impropriety. Therefore, this policy prohibits the following transactions:

1.

Derivative Securities. Directors and certain executive officers are prohibited from trading in any interest or position relating to the future price of Company securities, such as a put, call or short sale.

2.	Hedging Transactions. Directors and certain executive officers are prohibited from engaging in any such transactions.

Insider Trading Policy	B-1	Annual Review and Approval: January 28, 2025

3.

Short Sales. Directors and certain executive officers are prohibited from engaging in short sales of the Company’s securities. (In addition, Section 16(c) of the Exchange Act prohibits directors and executive officers from engaging in short sales).

Pre-Clearance and Blackout Periods

Mandatory Pre-clearance. Directors and executive officers of the Company and any other persons designated as being subject to the Company's pre-clearance procedures, together with their immediate family members (collectively, “Control Persons”), may not engage in any transaction involving the Company's securities (including a stock plan transaction such as a cashless option exercise, a gift, a loan or pledge, a contribution to a trust, or any other transfer) without first obtaining pre-clearance of the transaction from the Company. A written request for pre-clearance should be submitted to the Company sufficiently in advance of the proposed transaction to allow Company to review details of the proposed transaction and any Company activities or non-public material information which should be considered in determining whether the transaction should proceed.

The written request must include all material information related to the proposed transaction to allow the Compliance Officer to fully consider the transaction (and to later assist with reporting the transaction to the SEC). The written request should include, without limitation, the following information:

1.	Type of Transaction (purchase, sale, exercise of option, etc.):
2.	Name of share purchaser/seller (e.g., you personally, together with spouse, IRA etc.):
3.	Number of shares to be purchased/sold and whether purchase/sale as a block or multiple transactions):
4.	Date(s) the shares anticipate being purchased/sold (if a purchase/sale order includes an identified transaction date range, what are the dates):
5.	Dollar value of shares (if multiple values, indicate number of shares at each amount):
6.	Name of selling securities holder if other than me:
7.	Relationship of selling securities holder to me:

Upon receipt of a written request, the Compliance Officer will determine whether the transaction may proceed, notify the Control Person in writing and, if the transaction proceeds, assist in complying with any reporting requirements. A copy of the Pre-Clearance Checklist for use by the designated Compliance Officer is attached as Appendix C.

Quarterly Blackouts. Control Persons and consultants may not trade Company stock during the periods beginning two weeks before the end of each quarter and ending after the close of trading on the second full business day after the day the Company releases quarterly or annual, as applicable, financial results to the general public. This blackout period serves as a preventative measure and applies every quarter regardless of whether the Control Person or consultant has any actual material nonpublic information during that time.

Insider Trading Policy	B-2	Annual Review and Approval: January 28, 2025

Other Blackouts. Time periods outside of the quarterly blackout periods will generally be open for trading by Control Persons and consultants, subject to their responsibilities under the Company’s Insider Trading Policy. Control Persons and consultants may never trade in Company stock during periods in which they possess material nonpublic information. Additional trading blackouts may be imposed from time to time if, in the judgment of the Compliance Officer, there exists undisclosed information that would make trades by Control Persons or consultants inappropriate.

Post-Termination Transactions. With the exception of the pre-clearance requirement, this Insider Trading Policy continues to apply to transactions in First Northwest Securities even after termination of service to the Company. If an individual is in possession of material non-public information when his or her service terminates, that individual may not trade in the First Northwest Securities until that information has become public or is no longer material.

Certification. All persons subject to the procedures set forth in this Supplement must certify their understanding of, and intent to comply with, the Company’s Insider Trading Policy and this Supplement on the form attached as Appendix E.

Other Section 16 Reporting Matters

Power of Attorney. In order to enable the Company to assist directors and executive officers in preparing and filing the Forms 3, 4 and 5 on a timely basis (2 business days after the transaction), it is imperative that insiders subject to Section 16 reporting execute a power of attorney authorizing the designated officers of the Company to sign and file on behalf of the insider reports required under Section 16. A form of power of attorney is attached as Appendix F to the Insider Trading Policy.

Insider Trading Policy	B-3	Annual Review and Approval: January 28, 2025

APPENDIX C

FIRST NORTHWEST BANCORP

CONTROL PERSON STOCK TRADING

PRE-CLEARANCE CHECKLIST

Insider/control person Trading Policy

1. Are Control Persons currently in a quarterly stock trading blackout period?	☐ YES	☐ NO
2. Has the Company otherwise imposed a stock trading blackout period?	☐ YES	☐ NO

If the answer to either Question 1 or 2 is yes, the Control Person should not trade at this time.

Section 16(b)

3. Has the Control Person purchased or sold Company stock within the last six months? If the answer to Question 3 is yes, go to Question 4.	☐ YES	☐ NO
4. What were the date(s) and trade price(s) for such transaction(s) in Company stock?
5. Does the proposed purchase or sale, when matched up against the transaction(s) identified in Question 4, result in a profit to the Control Person?	☐ YES	☐ NO

If the answer to Question 5 is yes, the proposed transaction should not be completed.

Affiliate Stock – Rule 144

6. If the proposed transaction is a sale, is it being handled in an unsolicited brokered transaction?	☐ YES	☐ NO

If the answer to Question 6 is no, consult with counsel about other available exemptions.

If the answer to Question 6 is yes, the Control Person must advise the broker of his/her insider status and comply with the sale requirements of Rule 144.

Insider Trading Policy	C-1	Annual Review and Approval: January 28, 2025

APPENDIX D

Notice of Intent to Trade Securities in

FIRST NORTHWEST BANCORP

Example Email Form

Applicable to All CONTROL PERSONS

To:         ____________________, Corporate Secretary

From:     ________________________________

Date:      ________________________________
SUBJECT: Pending Securities Transaction

I anticipate buying/selling shares of First Northwest Bancorp stock on the following terms:

1	Type of Transaction (purchase, sale, exercise of option, etc.):
2	Name of share purchaser/seller (e.g., you personally, together with spouse, IRA etc.):
3	Number of shares to be purchased/sold and whether purchase/sale as a block or multiple transactions):
4	Date(s) the shares anticipate being purchased/sold (if a purchase/sale order includes an identified transaction date range, what are the dates):
5	Dollar value of shares (if multiple values, indicate number of shares at each amount):
6	Name of selling securities holder if other than me:
7	Relationship of selling securities holder to me”

I hereby certify that, in making this request, I am in compliance with the applicable provisions of the First Northwest Bancorp Insider Trading Policy and Procedures. I understand that clearance for the transaction(s), if granted, will be valid only until the applicable permitted trading period ends, unless it is revoked earlier.

Insider Trading Policy	D-1	Annual Review and Approval: January 28, 2025

APPENDIX E

CERTIFICATIONS

(Covered Persons)

I certify that:

1.    I have received and read the First Northwest Bancorp Insider Trading Policy and Procedures dated ____________, 20‐‐___ and the Supplement to the Insider Trading Policy Applicable to Directors, Executive Officers and Consultants of the Company (collectively, the “Insider Trading Policy”) of First Northwest Bancorp (the “Company”) and I understand and agree to comply with its terms.

2.    I understand that violations of insider trading or disclosure laws or regulations may subject me and the Company to severe civil and/or criminal penalties, and that violation of the terms of the Insider Trading Policy may subject me to discipline by the Company, up to and including termination for cause of my employment or other service relationship with the Company.

3.    I agree to use my good faith best efforts to ensure that any entity that I control and the members of my immediate family understand and abide by the Insider Trading Policy.

________________________________

(Signature)

________________________________

(Date)

Insider Trading Policy	E-1	Annual Review and Approval: January 28, 2025

APPENDIX F

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby makes, constitutes and appoints Geri Bullard, Christopher J. Riffle, and Allison R. Mahaney, signing singly, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)         prepare, execute, acknowledge, deliver, and file, with respect to the securities of First Northwest Bancorp, a Washington corporation (the “Company”), for and on behalf of the undersigned, Forms 3, 4, and 5 (including any amendments thereto) with the United States Securities and Exchange Commission (“SEC”) and any securities exchange(s) or similar authority as considered necessary or advisable in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”), and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company, including forms required to generate codes for the SEC’s electronic filing system; and

(2)         seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)         take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

The undersigned acknowledges that:

(1)         this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; and

(2)         any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable; and

Insider Trading Policy	F-1	Annual Review and Approval: January 28, 2025

(3)         neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)         this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each such foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer subject to the Exchange Act and is no longer required to file any report or form with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this                    day of                                     , 20‐‐___.

________________________________

Signature, [Insert Name]

Insider Trading Policy	F-2	Annual Review and Approval: January 28, 2025